EXHIBIT 5


       Opinion of the Firm of Lawrence E. Jaffe, Including Consent

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                              LAWRENCE E. JAFFE, ESQ.
                                777 Terrace Avenue
                           Hasbrouck Heights, NJ 07604
                             Telephone (201) 288-8282
                             Telecopier (201) 288-8208


                                 June 24, 1999

Dialysis Corporation of America
27 Miller Street
Lemoyne, Pennsylvania 17043

     Re:  Registration Statement-Form S-3
          2,600,000 Shares of Common Stock:
               2,300,000 shares underlying public warrants
                 300,000 shares by selling security holders

Gentlemen:

     We have acted as counsel for Dialysis Corporation of America, a Florida corporation (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") relating to the updating of the Company's registration statement on Form SB-2, Registration No. 33-80877-A ("Form SB-2 Registration") declared effective by the Securities and Exchange Commission ("Commission") on April 17, 1996, relating to the offer and sale of 2,300,000 shares of common stock, $.01 par value (the "common stock") issuable under the Company's redeemable common stock purchase warrants (the "warrants"), and 300,000 shares of common stock which are being offered for the account of certain selling security holders, the underwriters of the securities in the Form SB-2 Registration, and their transferees, specified in the Registration Statement. The warrants are exercisable into common stock through October 16, 1999 at an exercise price of $4.50 per share. The Form SB-2 Registration also included the underwriters' purchase warrants which are exercisable through April 17, 2001 into 100,000 shares of common stock at an exercise price of $4.50 per share and into warrants which are exercisable through April 17, 2001 at $5.40 per share of common stock. The Company will not receive any proceeds from the sale of the common stock by the selling security holders. The opinion provided in this letter is given to the Commission at the request of the Company pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regula-tion S-K, adopted under the Securities Act of 1933.

     In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, as being true copies of the Registration Statement, the certificate of incorporation, as amended, of the Company, its by-laws, minutes of meetings of the board of directors of the Company, and such other documents as we have deemed relevant and necessary as a basis for this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. Capitalized terms used in the context of this opinion shall have the same meaning ascribed thereto within the Registration Statement.

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     The opinion set forth herein is limited to the laws of the State of
Florida, and we express no opinion as to the laws of any other jurisdiction except with respect to the federal securities laws typically applicable to transactions of the type contemplated by the Registration Statement. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof, or if we become aware of any facts that may change the opinions expressed herein after the date hereof.

     The opinion expressed in this letter is provided to you for your benefit and for the benefit of the Commission solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other reason without our prior written consent, and no other opinion should be inferred beyond the matters expressly stated in this letter.

     On the basis of the foregoing, we are of the opinion that the common stock issuable upon the exercise of the warrants and upon exercise of the underwriters' purchase warrant have been duly and validly authorized, and when issued, delivered and paid for in the manner set forth in the Registra-tion Statement, will be fully paid and non-assessable and conform to the description as contained in the Registration Statement.

     We consent to the filing of this opinion as an exhibit to the Regis-tration Statement and further consent to the reference to our name under the heading "Legal Matters" in the prospectus which is part of the Regis-tration Statement.

                                   Very truly yours,

                                   THE FIRM OF LAWRENCE E. JAFFE

                                      /s/ Lawrence E. Jaffe

                                   By:--------------------------
                                      Lawrence E. Jaffe

LEJ:nac